UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2013

Midwest Holding Inc.
(Exact name of registrant as specified in its charter)

Nebraska	000-10685	20-0362426
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

8101 “O” Street, Suite S111, Lincoln,		68510
Nebraska		(Zip Code)
(Address of principal executive
offices)

Registrant’s telephone number, including area code: (402) 489-8266 Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

TABLE OF CONTENTS

Item 5.02 Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.07 Submission of Matters to a Vote of Security Holders

Signatures

Item 5.02 – Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 11, 2013, the Board of Directors of Midwest Holding, Inc. (the “Company”), extended the employment term of its Chairman, Rick D. Meyer, for an additional year pursuant to the “evergreen” feature of Mr. Meyer’s employment agreement, dated as of December 1, 2011. The original term of the employment agreement was for three years and began on December 1, 2011. The evergreen feature of the employment agreement provides that the term of the employment agreement will extend for one additional year if the Company's Board approves such an extension prior to, or within 30 days of, each anniversary date. The Board previously extended the employment agreement in 2012. The term of Mr. Meyer’s employment agreement will now expire on December 1, 2016, subject to future extensions by the Board pursuant to his employment agreement.

Reference is made to the summary and copy (Exhibit 10.20) of the employment agreement with Rick D. Meyer contained in the Company's Amendment No. 2 to Form 10 Registration Statement, filed with the Securities and Exchange Commission on March 20, 2012.

In addition, on June 11, 2013, the Board of Directors of the Company also extended the employment term of its Vice Chairman, Travis Meyer, and its CEO/Treasurer, Mark A. Oliver, for an additional year pursuant to the “evergreen” feature of their employment agreements, dated as of July 1, 2011. The original term of each employment agreement was for three years and began on July 1, 2011. The evergreen feature of each employment agreement provides that the term of the agreements will extend for one additional year if the Company's Board approves such an extension prior to, or within 30 days of, each anniversary date. The Board previously extended the agreements in 2012. The term of each employment agreement will now expire on June 30, 2016, subject to future extensions by the Board pursuant to the terms of each employment agreement.

Reference is made to the summaries and copies (Exhibits 10.1 and 10.2) of the Employment Agreements contained in the Company's Form 10 Registration Statement, filed with the Securities and Exchange Commission on December 12, 2011.

Item 5.07 – Submission of Matters to a Vote of Security Holders.

The Company’s annual meeting of shareholders was held on Tuesday, June 11, 2013, at which the shareholders of the Company voted to adjourn the annual meeting until Tuesday, July 9, 2013 to allow additional time to solicit proxies from shareholders to establish the requisite quorum for the conduct of the meeting. The meeting was reconvened on Tuesday, July 9, 2013, at which the following matters were submitted to a vote of the shareholders, with voting results as set forth below:

Item 1. Election of Directors.

Eight board nominees for director were elected by a majority of the votes cast for terms expiring at the 2014 annual meeting of shareholders. The voting results were as follows:

		Against and
		Authority		Broker
Nominee	For	Withheld	Abstentions	Non-Votes
Travis Meyer	4,340,517	274,580	—	—
Rick D. Meyer	4,347,500	264,232	3,365	—
Mark A. Oliver	4,348,709	266,388	—	—
Milton Tenopir	4,351,025	264,072	—	—
Jim Ballard	4,311,316	303,781	—	—
Jack Theeler	4,298,133	316,964	—	—
Les Meyer	4,342,846	268,886	3,365	—
John R. Perkins	4,341,500	270,232	3,365	—

Item 2. Ratification of Appointment of Independent Auditors.

McGladrey LLP was ratified to serve as the independent auditors of the Company for 2013. The voting results were as follows:

Shares Voted
			Broker Non-
For	Against	Abstain	Votes
4,343,251	45,576	226,270	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 11, 2013

MIDWEST HOLDING INC.

By:	/s/ Mark A. Oliver
Name: Mark A. Oliver
Title: Chief Executive Officer